Sheet1

CBA Money Fund
File Number: 811-3703
CIK Number: 717288
For the Period Ending: 08/31/2000

Pursuant to Exemptive Order Release No. IC-18748 dated June 12, 1992, the following schedule enumerates the transactions with Merrill Lynch Money Markets Incorporated, for the six-month period ended August 31, 2000.

Sales (In Thousands)

Transaction	Face	Security		Due
Date	Amount	Description	Rate	Date

03/08/2000	$12,375	GTE Corporation	5.82%	03/17/2000
08/09/2000	30,000	British Telecommunication	6.52	08/30/2000

Last Updated on 10/25/2000
By Win95 User